UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 24, 2021

VNUE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53462	98-0543851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 W. 29th Street 11th Floor

New York, NY 10001

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:

(833) 937-5493

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 24, 2021, the Company and its largest creditor, Ylimit, LLC, a Texas limited liability company (“Ylimit”), agreed to restructure its existing 10% convertible note of $492,528 of principal and $364,629 in interest to an 8%, non-convertible promissory note due and payable on September 30, 2022. Under the amended note, Ylimit increased the principal amount by $107,000 for an aggregate principal amount of $857,157. The restructure completely eliminates an overhang of a possible 857,000,000 shares of the Company’s common stock. As of December 31, 2020, the Company had convertible notes payable of $1,956,922 and a derivative liability of $3,156,582 on the balance sheet. With this transaction, the Company reduces the convertible debt to $635,714, and leaves no derivative liability at all.

The foregoing description of the amendment is qualified in its entirety by reference to such amendment, which is filed hereto as Exhibit 4.1, and is incorporated herein by reference.

On September 27, 2021, the Company issued a press release about the restructuring, a copy of which is included as Exhibit 99.1.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth in Items 1.01 is incorporated into this Item 2.03 by reference.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Amendment to Secured Convertible Promissory Note, dated September 24, 2021

99.1	Press Release dated September 27, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VNUE, INC.

Date: September 27, 2021	By:	/s/ ZACH BAIR
Zach Bair
CEO & Chairman

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